Consent of Independent Certified Public Accountants

     We have issued our report dated July 1, 1996 accompanying the financial statements and schedules incorporated by reference or included in the Annual Report of Jefferson Bank Cash or Deferred Savings Plan on Form 11-K for the year ended December 31, 1995. We hereby consent to the incorporation by reference of said report in the Registration Statement of JeffBanks, Inc. (Formerly State Bancshares, Inc.) on Form S-8 (File No. 33-80654, effective June 23, 1994).

                             /s/ Grant Thornton LLP
                               GRANT THORNTON LLP


Philadelphia, PA
July 8, 1996